As filed with the Securities and Exchange Commission on July 31, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

CINTAS CORPORATION NO. 2

CINTAS CORPORATION

SUBSIDIARY GUARANTORS IDENTIFIED

BELOW (“SUBSIDIARY GUARANTORS”)

(Exact name of registrants as specified in their charters)

Cintas Corporation Cintas Corporation No. 2	Washington Nevada	31-1188630 31-1703809
	(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6800 Cintas Boulevard

Cincinnati, Ohio 45262

(513) 459-1200

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Thomas E. Frooman, Esq.

Vice President and Secretary – General Counsel

Cintas Corporation

6800 Cintas Boulevard

Cincinnati, Ohio  45262

(513) 754-3584

Facsimile (513) 754-3642

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With copies to:

Michael J. Solecki, Esq.

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

(216) 586-3939

Facsimile (216) 579-0212

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(1)
Senior Debt Securities of Cintas Corporation No. 2
Guarantees of Senior Debt Securities of Cintas Corporation No. 2(2)

(1)              An indeterminate aggregate initial offering price of senior debt securities is being registered as may from time to time be offered at indeterminate prices.  In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee.

(2)              The guarantees relate to the guarantees of senior debt securities by Cintas Corporation and certain subsidiary guarantors.  No separate consideration will be received for the guarantees.  Pursuant to Rule 457(n), no separate registration fee is required with respect to the guarantees.

SUBSIDIARY GUARANTORS

The address, including zip code, and telephone number, including area code, for each of the subsidiary guarantors is 6800 Cintas Boulevard, Cincinnati, Ohio 45262, (513) 459-1200.

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Cintas Corporation No. 3	Nevada	88-0337154
Cintas Corp. No. 8, Inc.	Nevada	31-1685130
Cintas Corp. No. 15, Inc	Nevada	31-1685137
Cintas-RUS, L.P.	Texas	31-1685126
Cintas Corporate Services, Inc.	Ohio	20-4877572

Cintas Corporation No. 2

Senior Debt Securities

Payment of Principal, Premium, if any, and Interest Unconditionally Guaranteed,

Jointly and Severally, by Cintas Corporation and Certain Subsidiary Guarantors

Cintas Corporation No. 2 may from time to time issue senior debt securities, which we refer to as the debt securities, guaranteed by Cintas Corporation and certain subsidiaries of Cintas Corporation.  We will provide in one or more accompanying prospectus supplements the specific terms of the debt securities.  We may sell the debt securities to or through underwriters and also to other purchasers or through agents.  We will set forth the specific terms of the plan of distribution as well as the names of any underwriters or agents in one or more accompanying prospectus supplements.

Investing in our securities involves risks.  Please read carefully the section titled “Risk Factors” beginning on page 2 of this prospectus.

The executive offices of Cintas Corporation No. 2, Cintas Corporation and the subsidiary guarantors are located at 6800 Cintas Boulevard, Cincinnati, Ohio 45262, telephone number (513) 459-1200.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using an automatic “shelf” registration process.  Under this shelf registration process, we may at any time and from time to time sell the debt securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of offering.

This prospectus provides you with a general description of the debt securities we may offer.  Each time we sell debt securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.  For a more complete understanding of the offering of the debt securities, you should refer to the registration statement, including its exhibits.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you.  We have not authorized anyone to provide you with different information.  You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents.  We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

In this prospectus, unless stated otherwise or the context otherwise requires, references to:

•                                          “Cintas” refers to Cintas Corporation and its consolidated subsidiaries, including Cintas Corporation No. 2;

•                                          “we,” “us,” “our” and “Cintas No. 2” refer to Cintas Corporation No. 2, a wholly-owned subsidiary of Cintas Corporation and the issuer of any debt securities offered under this prospectus;

•                                          “subsidiary guarantors” refers to Cintas Corporation’s directly and indirectly wholly-owned subsidiaries, excluding Cintas Corporation No. 2, that are guarantors of Cintas No. 2’s revolving credit facility and that have been organized under the laws of any jurisdiction within the United States and that guarantee any debt securities offered under this prospectus; and

•                                          “guarantors” refers to Cintas Corporation and the subsidiary guarantors, as guarantors of debt securities offered under this prospectus.

THE REGISTRANTS

Cintas provides highly specialized products and services to businesses of all types primarily throughout North America, as well as Latin America, Europe and Asia. Cintas brings value to its customers by helping them provide a cleaner, safer and more pleasant atmosphere for their customers and employees.  Cintas’ products and services are designed to improve its customers’ images.  Cintas also helps its customers protect their employees and their companies by enhancing workplace safety and helping to ensure legal compliance in key areas of their business.  Cintas was founded in 1968 by Richard T. Farmer, currently the Chairman Emeritus of the Board of Directors, when he left his family’s industrial laundry business in order to develop uniform programs using an exclusive new fabric.  In the early 1970’s, Cintas acquired the family industrial laundry business.  Over the years, Cintas developed additional products and services that complemented its core uniform business and broadened the scope of products and services available to its customers.

Cintas classifies its businesses into four operating segments based on the types of products and services provided.  The Rental Uniforms and Ancillary Products operating segment consists of the rental and servicing of uniforms and other garments including flame resistant clothing, mats, mops and shop towels and other ancillary items. In addition to these rental items, restroom cleaning services and supplies and carpet and tile cleaning services are also provided within this operating segment. The Uniform Direct Sales operating segment consists of the direct sale of uniforms and related items and branded promotional products. The First Aid, Safety and Fire Protection Services operating segment consists of first aid, safety and fire protection products and services. The Document Management Services operating segment consists of document destruction, document imaging and document retention services.

Cintas No. 2 is the principal operating subsidiary of Cintas.

Cintas Corporation is a Washington corporation, and Cintas No. 2 is a Nevada corporation. We are an indirect wholly-owned subsidiary of Cintas Corporation.  Cintas Corporation’s, Cintas No. 2’s and the other subsidiary guarantors’ principal executive offices are located at 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737, and their telephone number at that address is (513) 459-1200. Cintas’ web site is located at www.cintas.com. Except for documents incorporated by reference into this prospectus, information included on or available through Cintas’ web site does not constitute a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our debt securities involves risk.  Please see the risk factors set forth in Part I, Item 1A in Cintas Corporation’s Annual Report on Form 10-K for its most recent fiscal year, as updated by its quarterly reports on Form 10-Q and other filings it makes with the SEC, as incorporated by reference in this prospectus and which may be amended, supplemented and superseded from time to time by other filings Cintas Corporation makes with the SEC. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of debt securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect Cintas’ business, results of operations or financial condition and cause the value of our securities to decline.

WHERE YOU CAN FIND MORE INFORMATION

Cintas Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Cintas Corporation files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).  Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” the information Cintas Corporation files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that Cintas Corporation files later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

•                                          Cintas Corporation’s Annual Report on Form 10-K for the year ended May 31, 2012; and

•                                          Cintas Corporation’s Current Reports on Form 8-K, as filed with the SEC on June 8, 2012 and July 27, 2012.

We also incorporate by reference each of the documents that Cintas Corporation files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of debt securities described in this prospectus terminates.  We will not, however, incorporate by reference in this prospectus any documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K, unless, and except to the extent, specified in such current reports on Form 8-K.

Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

This information is also available on the investor relations page of our web site at www.cintas.com. Except for documents incorporated by reference into this prospectus, information included on or available through our web site does not constitute a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737, Attention: Investor Relations, telephone: (513) 459-1200.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or their negatives and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this prospectus, including the documents incorporated by reference.  Factors that might cause such a difference include, but are not limited to:

•                                          the possibility of greater than anticipated operating costs including energy and fuel costs;

•                                          lower sales volumes;

•                                          loss of customers due to outsourcing trends;

•                                          the performance and costs of integration of acquisitions;

•                                          fluctuations in costs of materials and labor including increased medical costs;

•                                          costs and possible effects of union organizing activities;

•                                          failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety;

•                                          uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation;

•                                          the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002;

•                                          disruptions caused by the inaccessibility of computer systems data;

•                                          the initiation or outcome of litigation, investigations or other proceedings;

•                                          higher assumed sourcing or distribution costs of products;

•                                          the disruption of operations from catastrophic or extraordinary events;

•                                          the amount and timing of repurchases of Cintas Corporation’s common shares, if any; and

•                                          changes in federal and state tax and labor laws and the reactions of competitors in terms of price and service.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. None of Cintas Corporation, Cintas No. 2 or the subsidiary guarantors have a duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results except as otherwise required by law.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges for Cintas for the periods indicated.

	Year Ended May 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	6.4x	6.9x	6.5x	6.6x	9.1x

The above ratios are computed on a total enterprise basis including Cintas Corporation’s consolidated subsidiaries.  Earnings consist of income from continuing operations before income taxes, adjusted to exclude fixed charges (excluding capitalized interest).  Fixed charges consist of interest incurred on indebtedness, the portion of operating lease rentals deemed representative of the interest factor and capitalized interest.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we will use the proceeds we receive from the sale of the offered debt securities for general corporate purposes, which could include working capital, capital expenditures, acquisitions, refinancing of other debt or other capital transactions. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of Cintas at the time of issuance and the availability of other funds.

DESCRIPTION OF SENIOR DEBT SECURITIES

The debt securities offered by this prospectus will be unsecured and unsubordinated obligations of Cintas No. 2.  The debt securities will be fully and unconditionally guaranteed by Cintas Corporation and the subsidiary guarantors.  The debt securities will be issued under an indenture among us, Cintas Corporation, the subsidiary guarantors and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, as trustee.  A copy of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

The following briefly summarizes the material provisions of the indenture.  The following does not restate the indenture in its entirety.  You should read the provisions of the indenture, including the defined terms, for information that may be important to you as the indenture, and not this description, defines the rights of holders of debt securities.  You should also read the particular terms of any series of debt securities, which will be described in the applicable prospectus supplement and may be different from the disclosure in this prospectus.  Copies of the indenture may be obtained from Cintas or the trustee under the indenture.

For purposes of this “Description of Senior Debt Securities” section, “Cintas” shall mean Cintas Corporation and shall not include Cintas No. 2 or the subsidiary guarantors.

Capitalized terms used in this “Description of Senior Debt Securities” section and not otherwise defined in this prospectus are defined under “—Certain Definitions” below.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount, that we may authorize from time to time.  The indenture gives us broad authority to set the particular terms of each series of debt securities issued thereunder, including, without limitation, the right to modify certain of the terms contained in the indenture.  Our board of directors, or an authorized committee thereof, shall establish, or authorize the establishment of, the terms of each series of debt securities, and such terms will be set forth or determined in the manner provided in one or more resolutions of our board of directors or by a supplemental indenture or officers’ certificate.  All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

•                                          the title of the debt securities;

•                                          the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•                                          any limit on the aggregate principal amount of the debt securities;

•                                          the maturity date or dates;

•                                          the date or dates on which principal is payable;

•                                          the interest rate or the method of computing the interest rate;

•                                          the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•                                          the location where payments on the debt securities will be made;

•                                          the terms and conditions on which the debt securities may be redeemed at the option of the issuer;

•                                          any obligation of the issuer to redeem or purchase the debt securities pursuant to sinking fund provisions;

•                                          any obligation of the issuer to redeem or purchase the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption or purchase;

•                                          if other than denominations of $1,000, the denominations in which debt securities may be issued;

•                                          whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates, or vice versa;

•                                          if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•                                          any events of default not described in or deleted or modified from “—Events of Default” below;

•                                          any depositaries, interest rate calculation agents or other agents; and

•                                          any material provisions of the indenture described in this prospectus that do not apply to the debt securities.

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities.

If material, federal income tax consequences and other special considerations applicable to any debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global debt securities will be made in the designated currency against surrender of the debt securities at the principal office of the paying agent.  Payment will be made to the registered holder at the close of business on the record date for such payment.  Interest payments will be made at the principal corporate trust office of the trustee, or by a check mailed to the holder at his registered address.  Payments in any other manner will be specified in the applicable prospectus supplement.

Optional Redemption

The debt securities may be redeemed, at the option of Cintas No. 2, only on terms set forth in the indenture and the debt securities being redeemed, which will be summarized in the applicable prospectus supplement.  On or after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption (unless Cintas No. 2 defaults in the payment of the redemption price and accrued interest).  Holders of debt securities to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption.  If fewer than all of the debt securities are to be redeemed, the trustee will select the particular debt securities or portions of the principal amounts thereof for redemption from the outstanding debt securities not previously called or in such manner as the trustee deems fair and appropriate.

Except as set forth above and as described in any applicable prospectus supplement, the debt securities will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.

Guarantees

Cintas and the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, to each holder and the trustee, the full and prompt performance of our obligations under the indenture and the debt securities, including the payment of principal of and premium, if any, and interest on the debt securities.  The subsidiary guarantors consist of all of the direct and indirect wholly-owned subsidiaries of Cintas that are guarantors of our revolving credit facility organized in any jurisdiction in the United States, which we refer to as domestic subsidiaries, subject to release as described below.

Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that may be guaranteed by the applicable subsidiary guarantor without rendering that guarantee, as it relates to that subsidiary guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

We and Cintas have agreed in the indenture to cause (i) any future domestic Significant Subsidiary, at the time it becomes a direct or indirect wholly-owned subsidiary of Cintas, and (ii) any present or future subsidiary of Cintas, that is not otherwise a subsidiary guarantor of the debt securities, that becomes a guarantor under any specified credit agreement of Cintas or Cintas No. 2, in each case, to become a subsidiary guarantor under the indenture with respect to the debt securities of each series.

Upon the sale or disposition (by merger or otherwise) of any subsidiary guarantor by Cintas or by any subsidiary of Cintas to any person that is not an affiliate of Cintas, such subsidiary guarantor will automatically be released from all obligations under its guarantee; provided, that such release shall occur if and only to the extent that all obligations of such subsidiary guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure indebtedness of us, Cintas or any subsidiary of Cintas also terminate upon such sale or disposition.  In addition, at any time, upon our request and without the consent of the holders of the debt securities, any subsidiary guarantor (other than a Significant Subsidiary) may be released from all obligations under its guarantee; provided, that such release shall occur if and only to the extent that all obligations of such subsidiary guarantor under all of its guarantees of the indebtedness of us, Cintas or any other subsidiary of Cintas also terminate at the time of such release.  If, upon the sale of all or substantially all of the assets of a subsidiary guarantor, or otherwise, such subsidiary guarantor is no longer a Significant Subsidiary, the guarantee of such subsidiary guarantor may be released subject to the conditions set forth in the immediately preceding sentence.

Certain Covenants

Except as set forth herein, neither we, Cintas nor any other subsidiary of Cintas are restricted by the indenture from incurring any type of indebtedness or other obligation, from selling all or substantially all of the assets of a subsidiary, from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock.  In addition, the indenture does not contain any provisions that would require us, Cintas or any other subsidiary of Cintas to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events involving us, Cintas, or any other subsidiary of Cintas, which may adversely affect the creditworthiness of the debt securities.

Limitations on Liens

The indenture provides that we and the guarantors will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien other than Permitted Liens, the exempted Liens and sale-leaseback transactions described below upon any Principal Property or upon any shares of Capital Stock or Debt of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the indenture or thereafter acquired, to secure any Debt incurred or guaranteed by us, the guarantors or any Subsidiary (other than the debt securities), without in any such case making effective provision whereby all of the debt securities outstanding (together with, if we so determine, any other Debt or guarantee thereof by us or the guarantors ranking equally with the debt securities) shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured.

Restriction on Sale—Leasebacks

The indenture provides that, except as described below under “—Exempted Liens and Sale—Leaseback Transactions,” we and the guarantors will not, and will not permit any Subsidiary to, engage in the sale or transfer by us, the guarantors or any Subsidiary of any Principal Property to a person (other than Cintas or a Subsidiary) and the taking back by Cintas or any Subsidiary, as the case may be, of a lease of such Principal Property, unless:

(1)           such sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; or

(2)           we, the guarantors or such Subsidiary, within a one—year period after such sale—leaseback transaction, apply or cause to be applied an amount not less than the net proceeds from such sale—leaseback transaction to the prepayment, repayment, redemption, reduction or retirement (other than pursuant to any mandatory sinking fund, redemption or prepayment provision) of Funded Debt.

Exempted Liens and Sale-Leaseback Transactions

Notwithstanding the foregoing restrictions on Liens and sale-leaseback transactions, the indenture provides that we and the guarantors may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any Lien other than a Permitted Lien upon any Principal Property or upon any shares of Capital Stock or Debt of any Subsidiary owning or leasing any Principal Property to secure Debt incurred or guaranteed by Cintas or any Subsidiary (other than the debt securities) or effect any sale—leaseback transaction of a Principal Property that is not excepted by clauses (1) or (2) of the paragraph under “Restriction On Sale—Leasebacks” above without equally and ratably securing the debt securities; provided, that after giving effect thereto, the aggregate principal amount of outstanding Debt (other than the debt securities) secured by Liens other than Permitted Liens upon Principal Property and/or upon such shares of Capital Stock or Debt plus the Attributable Debt from sale-leaseback transactions of Principal Property not so excepted, do not exceed 15% of Consolidated Net Worth.

Certain Definitions

Certain terms used in this section are defined in the indenture as follows:

“Attributable Debt” means, as to any particular lease at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate per annum set forth or implicit in the terms of such lease, compounded semiannually) required to be paid by the lessee under such lease during the remaining term thereof.  The net amount of rent required to be paid under any such lease for any such period shall be the total scheduled amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.  In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) in the equity interests of such Person, including without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of Cintas and its Subsidiaries calculated on a consolidated basis as of such time.

“Debt” means indebtedness for borrowed money.

“Funded Debt” means Debt having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the obligor.

“GAAP” with respect to any computation required or permitted under the indenture means generally accepted accounting principles in the United States of America at the date or time of such computation.

“Lien” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Permitted Liens” means:

(1)                                 Liens for taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

(2)                                 Liens imposed by law, such as landlord’s, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP;

(3)                                 Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation (other than Liens in favor of the Pension Benefit Guaranty Corporation) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases or subleases to which we, Cintas or any other Subsidiary of Cintas is a party, or deposits to secure public or statutory obligations of us, Cintas or any other Subsidiary of Cintas or deposits of cash or United States government bonds to secure surety or appeal bonds to which we, Cintas or any other Subsidiary of Cintas is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(4)                                 utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and that do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Cintas or its Subsidiaries;

(5)                                 Liens existing on the date hereof, provided that no increase in the principal amount secured thereby is permitted;

(6)                                 Liens on property or assets of any Person existing at the time such Person becomes a Subsidiary or is merged with or into or consolidated with us, Cintas or any other Subsidiary of Cintas, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to us, Cintas or any other Subsidiary of Cintas or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such Liens shall not extend to our property or assets or any other property or assets of Cintas or any other Subsidiary of Cintas;

(7)                                 Liens on our property or assets or any other property or assets of Cintas or any other Subsidiary of Cintas existing at the time of acquisition thereof (including acquisitions through merger or consolidation); provided that such Liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to our property or assets or any other property or assets of Cintas or any other Subsidiary of Cintas; and

(8)                                 any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses; provided, however, that the principal amount of Debt so secured thereby shall not exceed the principal amount of Debt so secured prior to such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced (plus improvements and construction on such real property).

“Person” means any individual, corporation, partnership, association, joint venture, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Property” means, whether owned or leased on the date of the indenture or thereafter acquired, each manufacturing or processing plant or facility of ours, any guarantor or any of their respective Subsidiaries located in the United States of America.

“Significant Subsidiary” means at any date of determination, any Subsidiary of Cintas that, together with its Subsidiaries, (i) for Cintas’ most recent fiscal quarter, accounted for more than 15% of the consolidated revenues of Cintas and its Subsidiaries or (ii) as of the end of such fiscal quarter, was the owner of more than 25% of the consolidated assets of Cintas.

“Significant Subsidiary Guarantor” means any subsidiary guarantor that is a Significant Subsidiary.

“Subsidiary” means any corporation, limited liability company or other business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partnership interests (considering all general and limited partnership interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by Cintas, one or more of the Subsidiaries of Cintas, or combination thereof.

Merger, Consolidation or Sale of Assets

The indenture provides that Cintas may not, and will not permit any Subsidiary, including us, to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another Person unless:

(1)                                 in the case of Cintas or Cintas No. 2, the resulting, surviving or transferee Person is either Cintas, or, as the case may be, Cintas No. 2, or is a corporation organized and existing under the laws of the United States, any state or the District of Columbia and assumes by supplemental indenture all of Cintas’ or our obligations, as the case may be, under the indenture and the guarantee or the debt securities, as the case may be;

(2)                                 in the case of a Significant Subsidiary Guarantor, the resulting, surviving or transferee Person is Cintas, Cintas No. 2 or another subsidiary guarantor, or, subject to satisfaction of the conditions to release described under “Guarantees” above, any other Person, and assumes by supplemental indenture all of such Significant Subsidiary Guarantor’s obligations under the indenture and the guarantee of the debt securities;

(3)                                 in the case of a Subsidiary other than a Significant Subsidiary Guarantor, in any such transaction involving Cintas, Cintas No. 2 or a subsidiary guarantor, Cintas, Cintas No. 2 or the subsidiary guarantor, as the case may be, is the resulting surviving or transferee Person;

(4)                                 immediately after giving effect to the transaction, no Event of Default, or event that with notice or lapse of time, or both, would be an Event of Default, has occurred and is continuing;

(5)                                 the guarantees shall remain in full force and effect (subject to release in accordance with the conditions described under “Guarantees” above); and

(6)                                 an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.

The successor will be substituted, if applicable, for the applicable party to the indenture with the same effect as if it had been an original party to the indenture.  Thereafter, the successor may exercise the rights and powers of such party under the indenture.

Events of Default

Each of the following will be an “Event of Default” under the indenture with respect to the debt securities of each series:

(1)                                 default in any payment of interest or additional interest (as required by the exchange and registration rights agreement) on any debt security of such series when due, continued for 30 days;

(2)                                 default in the payment of principal of or premium, if any, on any debt security of such series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)                                 failure by us or any guarantor to comply for 60 days after notice with the other agreements contained in the indenture or the debt securities;

(4)                                 there occurs with respect to any issue or issues of Debt of Cintas or any of its Subsidiaries, including us (including an Event of Default under any other series of securities), having an outstanding principal amount of $25,000,000 or more in the aggregate for all such issues of all such Persons, whether such Debt exists on the date of the indenture or is thereafter created, (i) an event of default that has caused the holder thereof to declare such Debt to be due and payable prior to its stated maturity and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(5)                                 any guarantee in respect of the debt securities by Cintas or a Significant Subsidiary Guarantor shall for any reason cease to be, or be asserted in writing by any guarantor thereof or us not to be, in full force and effect, and enforceable in accordance with its terms (other than by reason of the termination of the indenture or the release of any such guarantee in accordance with the terms of the indenture), provided, however, that if we or any guarantor asserts in writing that any such guarantee is not in full force and effect and enforceable in accordance with its terms, such assertion shall not constitute an Event of Default for purposes of this paragraph if (i) such written assertion is accompanied by an opinion of counsel to the effect that, as a matter of law, the defect or defects rendering such guarantee unenforceable can be remedied within 10 days of the date of such assertion, (ii) we or such guarantor delivers an officers’ certificate to the effect that we or such guarantor represents that such defect or defects shall be so remedied within such 10-day period, and (iii) such defect or defects are in fact so remedied within such 10-day period; provided, that any reduction in the maximum amount of any such guarantee as a result of fraudulent conveyance or similar law shall not be deemed an Event of Default; and

(6)                                 certain events of bankruptcy, insolvency or reorganization of us, Cintas or any Significant Subsidiary Guarantor.

However, a default under clause (3) of this paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series notify us and the guarantors, by registered or certified mail, of the default and such default is not cured within the time specified in clause (3) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the trustee by written notice to us or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice to us and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of such series to be due and payable.  Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately.  If an Event of Default described in clause (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.  The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may waive all past defaults (except with respect to nonpayment of principal, premium or interest and certain other defaults which require the consent of each noteholder affected) and rescind any such acceleration with respect to the debt securities and its consequences so long as a judgment or decree for payment of the money due has not been obtained by the trustee and all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the debt securities of such series that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing with respect to a series of debt securities, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the debt securities unless:

•                                          such holder has previously given the trustee notice that an Event of Default is continuing;

•                                          holders of not less than 25% in principal amount of the outstanding debt securities of such series have requested the trustee in writing to pursue the remedy;

•                                          such holders have offered the trustee reasonable security or indemnity against any cost, liability or expense;

•                                          the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•                                          the holders of a majority in principal amount of the outstanding debt securities of such series have not given the trustee a direction that is inconsistent with such written request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of such series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.  The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.  Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The holders of any debt security, however, will have an absolute right to receive payment of the principal of, and premium, if any, and interest on, such debt security as expressed therein and to institute suit for the enforcement of such payment.

The indenture provides that if a default occurs and is continuing with respect to a series of debt securities and is known to the trustee, the trustee must mail to each holder of debt securities of such series notice of the default within 90 days after it occurs.  Except in the case of a default in the payment of principal of, premium, if any, or interest on any debt security, the trustee may withhold notice if the trustee determines that withholding notice is in the interests of the holders.  In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a statement indicating whether the signers thereof know of any default that occurred during the previous year.

Modification, Amendments and Waivers

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in principal amount of the debt securities of a series then outstanding under the indenture

(including consents obtained in connection with a tender offer or exchange offer for the debt securities).  However, without the consent of each holder of an outstanding debt security affected, no amendment may, among other things:

•                                          reduce the amount of debt securities whose holders must consent to an amendment;

•                                          reduce the stated rate of or extend the stated time for payment of interest on the debt securities;

•                                          reduce the principal of or change the stated maturity of the debt securities;

•                                          reduce the amount payable upon the redemption of any debt security or change the time at which any debt security may be redeemed;

•                                          make any debt security payable in money other than that stated therein;

•                                          modify or affect in any manner adverse to holders the terms and conditions of the obligations of the guarantors in respect of the due and punctual payment of principal of, or premium, if any, or interest on the debt securities;

•                                          impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities; or

•                                          make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series, on behalf of all holders of debt securities of such series, may waive compliance by the guarantors or us with certain restrictive provisions of the indenture.  The holders of a majority in aggregate principal amount of the debt securities of each series, on behalf of all holders of such series, may waive any past default under the indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the debt securities), except a default in the payment of principal, premium or interest or a default in respect of a provision that under the indenture that cannot be modified or amended without the consent of the holder of each debt security that is affected.

Without the consent of any holder, the trustee and we may amend the indenture to among other things:

•                                          cure any ambiguity, omission, defect or inconsistency or to make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the holders of any debt securities in any material respect;

•                                          provide for the assumption by a successor of our or a guarantor’s obligations under the indenture;

•                                          provide for a successor trustee with respect to the debt securities of each series;

•                                          add additional guarantees with respect to the debt securities;

•                                          add any additional Events of Default;

•                                          secure the debt securities;

•                                          add to the covenants of the guarantors or us for the benefit of the holders or surrender any right or power conferred upon the guarantors or us;

•                                          make any change that does not adversely affect the rights of any holder; or

•                                          comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  After an amendment under the indenture becomes effective, we are required to transmit promptly to the holders a notice briefly describing such amendment.  However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

Concerning the Trustee

U.S. Bank National Association, as successor to Wachovia Bank, National Association, is the trustee under the indenture, and we have also appointed U.S. Bank as registrar and paying agent with regard to the debt securities.  U.S. Bank also serves as trustee with respect to our 2.85% senior notes due 2016, 6.125% senior notes due 2017, 4.30% notes due 2021, 3.25% senior notes due 2022 and 6.15% senior notes due 2036.

Governing Law

The indenture provides that it and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the offered debt securities in and outside the United States:

•                                          through underwriters or dealers;

•                                          directly to purchasers;

•                                          through agents; or

•                                          through a combination of any of these methods.

The prospectus supplement will include the following information:

•                                          the terms of the offering;

•                                          the names of any underwriters or agents;

•                                          the name or names of any managing underwriter or underwriters;

•                                          the purchase price or initial public offering price of the debt securities;

•                                          the net proceeds from the sale of the debt securities;

•                                          any delayed delivery arrangements;

•                                          any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•                                          any discounts or concessions allowed or reallowed or paid to dealers;

•                                          any commissions paid to agents; and

•                                          any securities exchanges on which the debt securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the debt securities. The underwriters will acquire the debt securities for their own account, subject to the conditions in the underwriting agreement. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the debt securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered debt securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the debt securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered debt securities sold for their account may be reclaimed by the syndicate if the offered debt securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered debt securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the debt securities that we offer though this prospectus may be new issues of debt securities with no established trading market. Any underwriters to whom we sell our debt securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any debt securities that we offer.

If dealers are used in the sale of the debt securities, we will sell the securities to them as principals. They may then resell the debt securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the debt securities directly. In this case, no underwriters or agents would be involved. We may also sell the debt securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered debt securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any sales of these debt securities in the prospectus supplement.

Remarketing Arrangements

Offered debt securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Jones Day. Certain matters relating to the laws of the State of Nevada will be passed on for us by Lionel Sawyer & Collins, Ltd.  Certain matters relating to the laws of the State of Washington will be passed on for us by Perkins Coie LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended May 31, 2012, and the effectiveness of our internal control over financial reporting as of May 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

Item	Amount
Securities and Exchange Commission registration fee	$	*
Trustee fees and expenses		**
Rating agency fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*

Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

**	Estimated expenses are presently not known and cannot be estimated.

Item 15.  Indemnification of Directors and Officers.

Cintas Corporation

The Washington Business Corporation Act (the “WBCA”), Section 23B.08.510, allows indemnification by Cintas Corporation to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of Cintas Corporation, by reason of the fact that he is or was a director, officer, employee or agent of Cintas Corporation, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Cintas Corporation and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful.  The WBCA provides that Cintas Corporation may not indemnify a director in connection with a proceeding in which a director was adjudged to be liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.  Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.  Indemnifications are to be made by a majority vote of a quorum of disinterested directors; if a quorum of disinterested directors cannot be obtained, by a committee of at least two disinterested directors designated by the board of directors; by the written opinion of independent counsel; or by the shareholders, except that shares owned by or voted under the control of the directors who are at the time parties to the proceeding may not be voted.

Article V of Cintas Corporation’s Bylaws provides that indemnification shall be extended to any of the persons described above to the full extent permitted by the WBCA.

Cintas Corporation also maintains, at its expense, directors and officers liability insurance which covers all of Cintas Corporation’s directors and officers and directors and officers of subsidiaries of Cintas Corporation, including Cintas Corporation No. 2, Cintas Corporation No. 3, Cintas Corp. No. 8, Inc., Cintas Corp. No. 15, Inc., Cintas Corporate Services, Inc. and Cintas—RUS, LP.  Cintas Corporation also has entered into indemnification agreements with its officers and directors providing for indemnification against certain liabilities to the fullest extent permitted under Washington law.

Cintas Corporation No. 2, Cintas Corporation No. 3, Cintas Corp. No. 8, Inc. and, Cintas Corp. No. 15, Inc. (the “Nevada Registrants”)

Each of the Nevada Registrants is organized under the laws of the State of Nevada.  The Nevada General Corporation Law (the “NGCL”) authorizes Nevada corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against liability reasonably incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. Any discretionary indemnification, unless ordered by a court, may be made by the corporation only as authorized by the stockholders, or by a majority vote of a quorum of disinterested directors, or if a majority vote of a quorum of disinterested directors so orders or cannot be obtained, indemnification is to be authorized by independent legal counsel in a written opinion.

The indemnification provisions of the NGCL require indemnification if a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he was a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation.  The indemnification authorized under the NGCL is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or bylaws of a corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer, director, employee or agent against any liability asserted against the officer, director, employee or agent and liability and expenses incurred by the officer, director, employee or agent in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the NGCL.

Cintas—RUS, L.P.

The indemnification provided under the NGCL to directors, officers, employees or agents of Cintas Corp. No. 8, Inc., the general partner of Cintas—RUS, L.P., extends to situations where any such person was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, including Cintas—RUS, L.P.  The indemnification provisions applicable to the directors, officers, employees and agents of Cintas Corp. No. 8, Inc. are discussed above.

Cintas Corporate Services, Inc.

Cintas Corporate Services, Inc. is organized under the laws of the State of Ohio.  The Ohio Revised Code (the “ORC”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his or her action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the ORC require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against such person and incurred by such person in his or her capacity, or arising out of his or her status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the ORC.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1*	Underwriting Agreement
4.1

Restated Articles of Incorporation of Cintas Corporation, as amended (incorporated by reference to Exhibit 3 to Cintas Corporation’s Form S-3 Registration Statement on Form S-3 (Registration No. 333-136631) filed on December 3, 2007)

4.2	Amended and Restated Bylaws of Cintas Corporation (incorporated by reference to Exhibit 3 to Cintas Corporation’s Current Report on Form 8-K (File No. 000-11399) dated October 14, 2008)
4.3

Indenture, dated as of May 28, 2002, among Cintas Corporation No. 2, Cintas Corporation, the subsidiary guarantors named therein and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as Trustee (incorporated by reference to Exhibit 4.1 to Cintas Corporation’s Annual Report on Form 10-K (File No. 000-11399) for the fiscal year ended May 31, 2002)

4.4

First Supplemental Indenture, dated as of November 8, 2010, among Cintas Corporation No. 2, Cintas Corporate Services, Inc. and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (Registration No. 333-160926) of Cintas Corporation No. 2 and the Guarantors, filed May 18, 2011)

4.5*	Form of Senior Debt Securities
5.1	Opinion of Jones Day
5.2	Opinion of Lionel Sawyer & Collins, Ltd.
5.3	Opinion of Perkins Coie LLP
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Jones Day (contained in Exhibit 5.1)
23.3	Consent of Lionel Sawyer & Collins, Ltd. (contained in Exhibit 5.2)
23.4	Consent of Perkins Coie LLP (contained in Exhibit 5.3)
24	Powers of Attorney
25	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1

*                      To be filed as an exhibit to a current report on Form 8-K and incorporated by reference.

Item 17.  Undertakings.

Each of the undersigned registrants hereby undertakes:

1.                                      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.                                      That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                                      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

5.                                      That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mason, State of Ohio, as of the 31st day of July, 2012.

CINTAS CORPORATION

By:	/s/ William C. Gale
William C. Gale
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	July 31, 2012
Scott D. Farmer	(Principal Executive Officer)

/s/ William C. Gale	Senior Vice President and Chief Financial Officer	July 31, 2012
William C. Gale	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman Emeritus of the Board of Directors	July 31, 2012
Richard T. Farmer

*	Chairman of the Board of Directors	July 31, 2012
Robert J. Kohlhepp

*	Director	July 31, 2012
Gerald S. Adolph

*	Director	July 31, 2012
John F. Barrett

*	Director	July 31, 2012
Melanie W. Barstad

*	Director	July 31, 2012
James J. Johnson

*	Director	July 31, 2012
David C. Phillips

Signature	Title	Date

*	Director	July 31, 2012
Joseph M. Scaminace

*	Director	July 31, 2012
Ronald W. Tysoe

*                                         The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ William C. Gale
William C. Gale
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mason, State of Ohio, as of the 31st day of July, 2012.

CINTAS CORPORATION NO. 2
CINTAS CORPORATION NO. 3
CINTAS CORP. NO. 8, INC.
CINTAS CORP. NO. 15, INC.

By:	/s/ William C. Gale
William C. Gale
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	July 31, 2012
Scott D. Farmer	(Principal Executive Officer)

/s/ William C. Gale	Senior Vice President and Chief Financial Officer	July 31, 2012
William C. Gale	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	July 31, 2012
Robert J. Kohlhepp

*	Director	July 31, 2012
Thomas E. Frooman

*	Director	July 31, 2012
Joseph D. Thomas

*                                         The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ William C. Gale
William C. Gale
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mason, State of Ohio, as of the 31st day of July, 2012.

CINTAS CORPORATE SERVICES, INC.

By:	/s/ William C. Gale
William C. Gale
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	July 31, 2012
Scott D. Farmer	(Principal Executive Officer)

/s/ William C. Gale	Senior Vice President and Chief Financial Officer	July 31, 2012
William C. Gale	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	July 31, 2012
Robert J. Kohlhepp

*	Director	July 31, 2012
Thomas E. Frooman

*	Director	July 31, 2012
Joseph D. Thomas

*                                         The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ William C. Gale
William C. Gale
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mason, State of Ohio, as of the 31st day of July, 2012.

CINTAS-RUS, L.P.

By:	CINTAS CORP. NO. 8, INC.
Its General Partner

By:	/s/ William C. Gale
William C. Gale
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	July 31, 2012
Scott D. Farmer	(Principal Executive Officer)

/s/ William C. Gale	Senior Vice President and Chief Financial Officer	July 31, 2012
William C. Gale	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	July 31, 2012
Robert J. Kohlhepp

*	Director	July 31, 2012
Thomas E. Frooman

*	Director	July 31, 2012
Joseph D. Thomas

*                                         The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ William C. Gale
William C. Gale
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
1*	Underwriting Agreement
4.1

Restated Articles of Incorporation of Cintas Corporation, as amended (incorporated by reference to Exhibit 3 to Cintas Corporation’s Form S-3 Registration Statement on Form S-3 (Registration No. 333-136631) filed on December 3, 2007)

4.2	Amended and Restated Bylaws of Cintas Corporation (incorporated by reference to Exhibit 3 to Cintas Corporation’s Current Report on Form 8-K (File No. 000-11399) dated October 14, 2008)
4.3

Indenture, dated as of May 28, 2002, among Cintas Corporation No. 2, Cintas Corporation, the subsidiary guarantors named therein and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as Trustee (incorporated by reference to Exhibit 4.1 to Cintas Corporation’s Annual Report on Form 10-K (File No. 000-11399) for the fiscal year ended May 31, 2002)

4.4

First Supplemental Indenture, dated as of November 8, 2010, among Cintas Corporation No. 2, Cintas Corporate Services, Inc. and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (Registration No. 333-160926) of Cintas Corporation No. 2 and the Guarantors, filed May 18, 2011)

4.5*	Form of Senior Debt Securities
5.1	Opinion of Jones Day
5.2	Opinion of Lionel Sawyer & Collins, Ltd.
5.3	Opinion of Perkins Coie LLP
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Jones Day (contained in Exhibit 5.1)
23.3	Consent of Lionel Sawyer & Collins, Ltd. (contained in Exhibit 5.2)
23.4	Consent of Perkins Coie LLP (contained in Exhibit 5.3)
24	Powers of Attorney
25	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1

*                                         To be filed as an exhibit to a current report on Form 8-K and incorporated by reference.